Calculation of Filing Fee Tables
S-3
GENCO SHIPPING & TRADING LTD
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Common Stock, $.01 par value per share	457(o)
		Equity	Preferred Stock	457(o)
		Other	Rights	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
		Other	Depositary Shares	457(o)
		Other	Purchase Contracts	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 0.00	0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Other	Unallocated (Universal Shelf)	415(a)(6)			$ 750,000,000.00			S-3	333-257979	07/16/2021
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 750,000,000.00			S-3	333-257979	07/16/2021	$ 88,111.00
			Total Offering Amounts:				$ 750,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Debt securities may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase debt securities that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby. Common stock may be issued (a) separately, (b) upon the exercise of warrants, rights or units to purchase common stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby. Shares of common stock issued upon conversion of securities will be issued without the payment of additional consideration. Preferred stock may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase preferred stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby. Rights represent rights to purchase any other securities registered hereby. Warrants representing rights to purchase debt securities, common stock, preferred stock, units or depositary shares (as shall be designated by the registrant at the time of the offering), each of which is registered hereby. Units that may consist of any combination of other securities registered hereby. Depositary shares, represent a fractional share or multiple shares of our preferred stock, such preferred stock being registered hereby. Depositary shares may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase depositary shares that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby. Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. Purchase contracts are for the purchase and sale of securities registered hereby. See also note 2.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered by the registrant on its Registration Statement on Form S-3 (File No. 333-257979), filed with the Securities and Exchange Commission and automatically effective on July 16, 2021 (the "Prior Registration Statement") and filing fees of $88,111 relating to such unsold securities, which will continue to be applied to such unsold securities in this Registration Statement. The Prior Registration Statement included the registration of the offer and sale of an indeterminate number of debt securities, shares of common stock, shares of preferred stock, rights, warrants, units, depositary shares, and purchase contracts having an aggregate offering price of $750,000,000 previously registered on the registrant's Registration Statement on Form S-3 (File No.333-226016) filed with the Securities and Exchange Commission on June 29, 2018 and declared effective on July 20, 2018, which remained unsold as of the date of filing of the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities under the Prior Registration Statement were deemed terminated as of the original date of effectiveness of this Registration Statement. Pursuant to this Registration Statement, there are being registered such indeterminate number of debt securities, shares of common stock, shares of preferred stock, rights, warrants, units, depositary shares, and purchase contracts as may be offered at various times and at indeterminate prices, pursuant to the prospectus contained in the Registration Statement. There are also being registered hereunder an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of preferred stock, warrants, rights or units or pursuant to anti-dilution provisions thereof. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.